August 29, 2013

Vince Vellardita

Bridgeport Enterprises
2701 Gulf Boulevard
Indian Rocks Beach, Florida 33785

Re: Seven Arts Entertainment Inc.

Dear Vince:

The purpose of this letter is to confirm the agreement between you (“VV”) and Seven Arts Entertainment Inc. (“SAE”):

1. The Employment Agreement dated August 15, 2013 between SAE and VV (Agreement”) and its Term shall terminate by mutual consent effective June 30, 2013. From and after that date neither SAE nor VV shall have any claims for monies or otherwise arising out of the Agreement. The Agreement will remain in full force and effect with respect to the performance by VV during the Term of the Agreement, including inter alia indemnity, confidentiality and similar provisions of the Agreement. VV’s resignation from the Board of Directors of SAE shall be effective as of the date that VV executes this letter of amendment

2. SAE will issue to VV on complete execution hereof $40,000 in newly issued common stock of SAE, with a restrictive legend under Rule 144. To the extent that the value of the restricted shares are less than $40,000 when sold by VV then SAE shall issue additional shares to make up any shortfall. VV shall have no further claim for salary, compensation or benefits pursuant to the Agreement.

3. VV will own all capital stock of Seven Arts Music and Television (“SAMT”) and may (as between VV and SAE) retain all monies collected by SAMT. You agree to change the name from SAMT to a name that does not included SAE’s trademark “Seven Arts.”

4. VV hereby resigns as a director and chairman of SAE effective on execution hereof.

5. VV or its designee will appoint SAE as an agent to license of the television series “AJ Time Traveler” pursuant to a customary distribution agreement subject to good faith negotiation with standard industry parameters. The terms of the agency shall be two years with a commission of 25% to VV of actual collections, whenever such collections are made. VV shall have approval of any cost incurred by SAE above $5,000 in relation to the licensing of “AJ Time Traveler”.

Seven Arts Entertainment Inc.

8439 Sunset Blvd., Suite 402

Los Angeles, CA 90069

Tel: (323) 372-3080 - Direct Email: phoffman@7artspictures.com

Vince Vellardita

August 23, 2013

This letter shall be deemed an amendment of the Agreement. Please confirm your agreement to the terms hereof.

Very truly yours,

/s/ Kate. Hoffman
Interim CEO

AGREED AND ACCEPTED

/s/ Vince Vellardita

Seven Arts Entertainment Inc.

8439 Sunset Blvd., Suite 402

Los Angeles, CA 90069

Tel: (323) 372-3080 - Direct Email: phoffman@7artspictures.com